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                                                                     Exhibit 5.2

February 25, 2003



RenaissanceRe Holdings Ltd.
Renaissance House
8-12 East Broadway
Pembroke HM 19, Bermuda

RenaissanceRe Capital Trust II
Deutsche Bank Trust Company Delaware
1011 Centre Rd., Suite 200
Wilmington, DE 19805-1266

Re:               RenaissanceRe Holdings Ltd.
                  RenaissanceRe Capital Trust II
                  Registration Statement on Form S-3
                  ----------------------------------

Dear Ladies and Gentlemen:

                  We have acted as counsel for RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), and RenaissanceRe Capital Trust II, a Delaware statutory business trust (the "Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") registering up to $200,000,000 of securities of the Company and the Capital Trust, consisting of: the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); the Company's Common Shares, par value $1.00 per share (the "Common Shares"); the Company's Preference Shares, par value $1.00 per share (the "Preference Shares"); depositary shares representing fractional "Depositary Shares"); warrants to purchase Common Shares (the "Common Share Warrants"), warrants to purchase Preference Shares (the "Preference Share Warrants"), warrants to purchase Debt Securities (the "Debt Warrants," and together with the Common Share Warrants, Preference Share Warrants and Debt Warrants, the "Warrants"); Share Purchase Contracts (the "Share Purchase Contracts"); Share Purchase Units (the "Share Purchase Units"); preferred securities of the Capital Trust (the "Trust Preferred Securities"); and the Company's guarantee of the Trust Preferred Securities (the "Guarantee"). The Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units and Guarantee are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The prospectus (the "Prospectus") included in the Registration Statement relates to an aggregate of up to $564,250,000 of Securities. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.
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February 25, 2003
Page 2

                  The Debt Securities may be issued under (i) the Senior Indenture, dated as of July 1, 2001, between the Company, as Issuer, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the "Senior Indenture") or (ii) the Subordinated Indenture, dated as of May 14, 2002, between the Company, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). Certain terms of the Debt Securities will established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

                  The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

                  The Trust Preferred Securities may be issued by the Trust pursuant to the terms of an Amended and Restated Trust Agreement among the Company, as Depositors, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Property Trustee, and Deutsche Bank Trust Company Delaware (f/k/a/ Bankers Trust Company (Delaware)), as Delaware Trustee (the "Trust Agreement"), and the Guarantee may be issued by the Company pursuant to a Preferred Securities Guarantee Agreement between the Company, as Guarantor, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Guarantee Trustee, in each case to be entered into prior to the issuance of the Trust Preferred Securities, with certain terms of the Trust Preferred Securities and the Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate actions to be taken relating to the issuance of the Trust Preferred Securities.

                  In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement to which this opinion will be filed as an exhibit, (ii) the Senior Indenture incorporated by reference as an exhibit to the Registration Statement, (iii) the form of the senior note attached as an exhibit to the Senior Indenture, (iv) the Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement, (v) the form of the subordinated note attached as an exhibit to the Subordinated Indenture, (vi) the Junior Subordinated Indenture, dated as of May 14, 2002, between the Company and Deutsche Bank Trust Company Americas, as Trustee (the "Junior Subordinated Indenture"), relating to the Trust Preferred Securities, incorporated by reference as an exhibit to the Registration Statement, (vi) the certificate of Trust of the Capital Trust, dated as of January 5, 2001, incorporated by reference as an exhibit to the Registration Statement, (vii) the Trust Agreement, dated as of January 5, 2001 of the Capital Trust, between the Company, as Depositor, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Property Trustee, Deutsche Bank Trust Company Delaware (f/k/a/ Bankers Trust Company (Delaware)), as Delaware Trustee, and the Administrative Trustees named therein, incorporated by reference as an exhibit to the Registration Statement, (viii) the form of Amended and Restated Trust Agreement
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February 25, 2003
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incorporated by reference as an exhibit to the Registration Agreement, (ix) the form of the specimen preferred security certificate attached as an exhibit to the form of Amended and Restated Trust Agreement, and (x) the form of the Preferred Securities Guarantee Agreement incorporated by reference as an exhibit to the Registration Agreement.

                  We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Company and the Capital Trust and statements of fact contained in the documents we have examined.

A. Based upon and subject to the foregoing and the qualifications expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:

(i) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the trustee of the Senior Indenture or the Subordinated Indenture, as the case may be, and the due execution and delivery by the parties thereto of each amendment of or supplement to the Senior Indenture or the Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to in this paragraph as an "Indenture," and the trustee under any Indenture being referred to in this paragraph as a "Trustee"), and that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance: the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Company, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the relevant Indenture.

(ii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Deposit Agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to in this paragraph as a "Deposit Agreement"), that any Common Shares or Preference Shares deposited pursuant to the Deposit Agreement will be duly authorized and validly issued, that the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, and that the Common Shares or Preference Shares underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with
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February 25, 2003
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         a bank or trust company which meets the requirements for the
         Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein: (a) the Deposit Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and (b) the Depositary Shares will be duly and validly authorized and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

(iii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Warrant Agreement, and each amendment of or supplement to the Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as a "Warrant Agreement"), that the relevant Warrant Agreement is consistent with the summary description thereof contained in the Registration Statement, and that any Common Shares, Preference Shares or Debt Securities underlying the relevant Warrant Agreement are duly authorized and validly issued: the Warrants will be duly and validly authorized and, when the Warrants are duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Warrant Agreement.

(iv) Assuming the taking of appropriate corporate action by the Company, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Preferred Securities Guarantee Agreement relating to the Capital Trust Preferred Securities and each amendment thereof or supplement thereto (any such Preferred Securities Guarantee Agreement, as so amended or supplemented, being referred to in this paragraph as a "Guarantee Agreement"), and that the relevant Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration Statement: when the Guarantee Agreement is duly executed and delivered, the Guarantee embodied therein will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(v) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of a Share Purchase Contract and each amendment thereof or supplement thereto (any such
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February 25, 2003
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         Share Purchase Contract, as so amended or supplemented, being referred to in this paragraph as a "Share Purchase Contract"), that the relevant Share Purchase Contract is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares or Preference Shares underlying the relevant Share Purchase Contract are duly authorized and validly issued: the Share Purchase Contract, when duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Share Purchase Contract.

(vi) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of a Share Purchase Contract and the applicable pledge agreement related to a Share Purchase Unit and each amendment thereof or supplement thereto (any such Share Purchase Contract together with the applicable pledge agreement, as so amended or supplemented, being referred to in this paragraph as a "Share Purchase Unit"), that the relevant Share Purchase Unit is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares or Preference Shares underlying the relevant Share Purchase Contract, and any Debt Securities, Trust Preferred Securities or debt obligations of third parties issued as security for the relevant Share Purchase Unit are duly authorized and validly issued: the Share Purchase Unit, when the related Share Purchase Contract and the applicable pledge agreement are duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Share Purchase Unit.

(vii) The Trust is validly existing in good standing as a business trust under the Delaware Business Trusts Act.

(viii) Assuming the taking of appropriate corporate and trust action by the Company and the Capital Trust, the effectiveness of the Registration Statement under the Act, the qualification of the Junior Subordinated Indenture and the Trust Agreement, as the case may be, under the Trust Indenture Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the trustee of the Junior Subordinated Indenture, the due execution and delivery by the parties thereto of the Trust Agreement, the due execution and delivery by the parties thereto of each amendment of or supplement to the Trust Agreement (as so amended or supplemented, being referred to in this paragraph as the "Trust Agreement") or the Junior Subordinated

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February 25, 2003
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         Indenture (as so amended or supplemented, being referred to in this paragraph as the "Junior Subordinated Indenture"), as the case may be (the trustees under any such instruments being referred to in this paragraph as "Trustees"), and that the relevant Trust Agreement is consistent with the form thereof incorporated by reference as an exhibit to the Registration Statement: when the Trust Preferred Securities are duly executed by the Capital Trust, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Trust Agreement and the Junior Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement, the Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph (ix) below, fully paid and nonassessable undivided beneficial interests in the assets of the Capital Trust.

(ix) Assuming the taking of appropriate corporate and trust action by the Company and the Capital Trust, the due execution and delivery by the trustee of the Junior Subordinated Indenture, the due execution and delivery by the parties thereto of the Trust Agreement, and each amendment of or supplement to the Trust Agreement or the Junior Subordinated Indenture, as the case may be, and that the relevant Trust Agreement is consistent with the form thereof incorporated by reference as an exhibit to the Registration Statement: the holders of the Trust Preferred Securities, as beneficial owners of the Capital Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Trust Preferred Securities may be obligated to make payments as set forth in the Trust Agreement.

B. The opinions expressed herein are subject to the following assumptions, qualifications and exceptions:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Business Trusts Act of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Islands of Bermuda, we have relied upon the opinion of Conyers Dill & Pearman dated the date hereof, which is being filed as exhibit
         5.1 to the Registration Statement. We believe that you and we are justified in relying thereon.

(ii) Enforcement of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.
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RenaissanceRe Holdings Ltd.
February 25, 2003
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(iii)   Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

(iv) Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.

(v) We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (1) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (2) any waiver of jury trial contained therein, (3) any right of set-off or provision for liquidated damages, (4) any limitations on the effectiveness of oral amendments, modifications, consents and waivers, and (5) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

                  The opinions expressed herein are given as of the date hereof, and we assume no obligation to update (including with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective. Upon finalization of the terms of any contract or agreement or security or instrument referenced above which was not been executed as of the date hereof, additional assumptions, qualifications and exceptions may be applicable in any future opinion addressing such contract or agreement or security or instrument.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Certain Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                          Very truly yours,

                          /s/ Willkie Farr & Gallagher
                          WILLKIE FARR & GALLAGHER